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                                                                  Exhibit 10.108


                  REAL ESTATE MANAGEMENT AND LEASING AGREEMENT

                                 by and between

                          Canal Center Properties, Inc.
                                     "Owner"

                                       and

                            Faison & Associates, Inc.
                               "Property Manager"
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                  REAL ESTATE MANAGEMENT AND LEASING AGREEMENT

Canal Center Plaza
Alexandria, Virginia

            THIS AGREEMENT ("Agreement") is made as of the 1st day of January, 1996 by and between Canal Center Properties, Inc. ("Owner"), and Faison & Associates, Inc. ("Property Manager"):

                                   WITNESSETH:

            WHEREAS, Owner is the owner of the above described premises, and Owner wishes to avail itself of the ability and experience of Property Manager in the on-site management of said premises; and

            WHEREAS, Property Manager is willing to provide such management services to said premises on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the covenants herein contained and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                  ENGAGEMENT AND AUTHORITY OF PROPERTY MANAGER

            1.1 Owner hereby engages Property Manager as an independent contractor in the management, leasing and operation of the above described property (the "Premises"), and, subject to the limitations set forth herein, hereby authorizes and directs Property Manager to exercise such powers with respect to the Premises as may be necessary for the performance of Property Manager's obligations under Article II hereof, and Property Manager accepts such engagement on the terms and conditions hereinafter set forth. Property Manager shall have no right or authority, express or implied, to commit or otherwise obligate Owner in any manner whatsoever except to the extent specifically provided herein.
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                                  ARTICLE II
                         PROPERTY MANAGER'S AGREEMENTS

            2.1 Property Manager shall conduct the ordinary and usual business affairs of Owner relating to the management, leasing and operation of the Premises in an efficient and satisfactory manner in accordance with first class buildings in the Old Town, Alexandria area, and shall implement, or cause to be implemented, the policies of Owner for the conduct of such business affairs in accordance with the guidelines provided in this Agreement. The scope of Property Manager's authority shall be limited to said guidelines. Property Manager agrees to use its best efforts in the management, leasing and operation of the Premises in an efficient and satisfactory manner in accordance with first class buildings in the Old Town, Alexandria area and said guidelines, and agrees to comply with Owner's written and oral instructions, and in connection therewith:

            (a) To contract, for periods limited to Owner's possession of the Premises, but not in excess of one year without prior written approval of Owner, in the name and at the expense of Owner, for gas, electricity, water, and such other services at commercially reasonable rates as are necessary or convenient for the proper operation of the Premises. Service contracts shall be written to include a right of the Owner to terminate the agreement upon thirty (30) days' written notice, unless otherwise agreed to by Owner in writing.

            (b) To select, employ, pay, supervise, direct and discharge all employees necessary for the efficient, effective, safe, and proper operation and maintenance of the Premises, in number and at wages not in excess of those provided for in the Approved Budget (as defined below) or as approved by the Owner in writing, and to use reasonable care in the selection and supervision of such employees, as reviewed and approved by Owner. Property Manager shall be responsible for complying with all laws and regulations and collective bargaining agreements, if any, affecting such employment, including without limitation laws and regulations governing worker's compensation insurance and compulsory non-occupational disability insurance. Property Manager is and will continue throughout the term of this Agreement to be an Equal Opportunity Employer. All persons employed or utilized in connection with the operation and maintenance of the Premises shall be employees of Property Manager, or of such contractors as may be retained by Property Manager pursuant to this Agreement, and not employees of Owner; but all costs associated with the operations of the Premises that have been included in the Approved Budget, or that have otherwise been approved by Owner, shall be reimbursed to Property Manager by Owner. Unless included in the Approved Budget or allowed elsewhere in this Agreement, all leasing and marketing expenses will be at Property Manager's cost.
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            (c) To keep the Premises in a safe, clean and sightly condition and to make (or cause to be made by contractors retained by Property Manager pursuant to contracts in the name of Owner) all repairs, alterations, replacements, and installations, do all decorating and landscaping, and purchase all supplies necessary for the proper operation of the Premises in a first class condition, the fulfillment of Owner's obligations under any lease or other agreement of which Property Manager has notice, and the compliance with all known governmental and insurance requirements, provided that Property Manager shall not make any non-budgeted purchase or do any non-budgeted work, the cost of which shall exceed the amount set forth in Exhibit A, paragraph 3, without obtaining in each instance, the prior approval of Owner, except in circumstances which Property Manager shall reasonably deem to constitute an emergency requiring immediate action for the protection of the Premises or of tenants or other persons or to avoid the suspension of necessary services. Property Manager shall notify Owner immediately of the necessity for, the nature of, and the cost of, any such emergency repairs or compliance. If Owner shall require, Property Manager shall submit a list of contractors and subcontractors performing tenant work, repairs, alterations or services at the Premises under Property Manager's direction to Owner for Owner's approval. Owner may from time to time require that any or all construction or other contracts have Owner's prior written approval or otherwise comply with criteria set forth on Exhibit B or otherwise established by Owner and delivered to Property Manager.

            Property Manager shall supervise all tenant improvements within the Premises as a part of its duties. Owner shall not pay Property Manager any fees for any such construction services.

            It is understood that Property Manager shall not be required to undertake the making or supervision of any reconstruction of the Premises or major capital improvements except in the case of an emergency. If Property Manager supervises the reconstruction of the Premises or major capital improvement for the Owner, Owner may agree to pay Property Manager a fee for such services upon the mutual agreement of Owner and Property Manager. Notwithstanding the foregoing, Property Manager acknowledges that Owner may, from time to time, enter into separate agreements with third party consultants (including affiliates and/or subsidiaries of Property Manager) to manage and supervise construction work at the Premises. Upon Owner's request, Property Manager shall assist Owner in facilitating the efforts of such third party consultants and, if substantial time or resources of Property Manager shall be required in connection therewith, Property Manager may receive an additional reasonable fee for such services, based on prior written approval from Owner. The determination as to whether substantial time or resources of Property Manager are required shall be made by Owner.
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            Owner shall receive the benefit of all discounts and rebates obtainable by Property Manager in its operation of the Premises. Property Manager agrees to take advantage of such discounts and rebates wherever available and reasonable.

            If Property Manager desires to contract for repair, construction, or any other service described in this section 2.1(c) with a party with respect to which any partner, employee, or shareholder of Property Manager holds a beneficial interest, such interest shall be disclosed to, and approved in writing by Owner before such services are procured. The cost of any such services shall likewise be at competitive rates, notwithstanding that tenants of the Premises may be required to pay such costs.

            Property Manager, or a general contractor working under the supervision of Property Manager, is authorized to make and perform work at a tenant's request and at such tenant's sole expense ("Tenant Work") to the extent such Tenant Work is permitted by the tenant's lease, and Property Manager may collect from tenants requesting such work or from general contractors performing Tenant Work, for Property Manager's sole account, a reasonable charge for supervisory overhead on all such Tenant Work, other than with respect to initial build-out; provided, however, that Owner shall have no liability or obligation for any such Tenant Work. If Property Manager performs the Tenant Work at tenant's request for a supervisory overhead fee at tenant's expense, Owner shall not also be responsible to pay a supervisory overhead fee to Property Manager. Property Manager, however, shall not require any tenant to use Property Manager, its subsidiary, affiliate or related corporation to perform any Tenant Work.

            (d) To handle promptly complaints and requests from tenants in a first class manner and notify Owner immediately in writing of any major complaint made by a tenant or any alleged default on the part of Owner.

            (e) To notify Owner immediately in writing (together with copies of supporting documentation) of any notice of violation of any governmental requirements; any known defect in the Premises; any fire or other damage to the Premises; and, in the case of any serious fire or other serious damage to the Premises, to also immediately provide telephone notice thereof to the insurance carrier, so that an insurance adjuster can view the damage before repairs are started, and complete customary loss reports in connection with fire or other damage to the Premises. The Property Manager shall use its best efforts to comply with all laws regarding the leasing, use, operation, and maintenance of the Premises.

            (f) To notify the general liability insurance carrier for the Premises and Owner immediately in writing of any personal injury or property damage occurring to
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      or claimed by any tenant or third party on or with respect to the Premises and to promptly forward to the carrier, with copies to Owner, any summons, subpoena, or other like legal document served upon Property Manager relating to actual or alleged potential liability of Owner, Property Manager, or the Premises.

            (g) To advise Owner of pertinent covenants in leases in which the tenants agree to hold Owner harmless with respect to liability from any accidents and/or to replace broken glass, and to secure from such tenants and forward to Owner any certificates of insurance, and renewals thereof, required to be furnished by the terms of such leases.

            (h) At the option of Owner, expressed to Property Manager in writing, to receive and collect rent and all other monies payable to Owner by all tenants and licensees in the Premises and to deposit the same within three (3) business days in the bank named in Exhibit A, paragraph 4 (the "Bank"), in an account approved by Owner and in the name of and for the benefit of Owner (the "Bank Account"), which Bank Account shall be used exclusively for such funds which shall in no event be commingled with funds of Property Manager and to disburse such funds from said Bank Account solely in payment for, or to reimburse Property Manager for payment of, authorized expenses incurred in connection with the operation of the Premises in accordance with the then current budgets approved by Owner pursuant to section 2.5 of this Agreement and otherwise in accordance with the terms and provisions of this Agreement. Property Manager or any affiliate thereof shall obtain Owner's written approval on all payments to Property Manager and all payments in excess of $25,000 with the exception of utility payments. In the event state law requires that tenant security deposits be held in a separate account, such account shall be established by Property Manager in the name of Owner as approved in writing by Owner. If requested in writing, Owner's designated representative will be a signatory on all bank accounting maintained by Property Manager. Property Manager acknowledges and agrees that Property Manager shall act in a fiduciary capacity for the benefit of Owner with respect to the Bank Account.

            (i) Upon the prior written approval of Owner, to institute all necessary legal actions or proceedings for the collection of rent or other income from the Premises, or the ousting or dispossessing of tenants or other persons therefrom, and all other matters requiring legal attention. Property Manager agrees to use its best efforts to collect rent and other charges from tenants in a timely manner and to pursue Owner's legal remedies for non-payment of same. Owner reserves the right to designate or approve counsel and to control litigation of any character affecting or arising out of the operation of the Premises. Property Manager agrees to fully cooperate with said counsel.
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            (j) To maintain fidelity bond/crime insurance naming Owner as loss payee as its interest may appear with limits of not less than $1 million, commercial general liability insurance with a combined single limit of not less than $5 million each occurrence and general aggregate, errors and omissions coverage with limits of not less than $1 million.

            (k) To notify Owner immediately of any fire, accident or other casualty, condemnation proceedings, rezoning or other governmental order, lawsuit or threat thereof involving the Premises and any material violations relative to the leasing, use, repair and maintenance of the Premises under governmental laws, rules, regulations, ordinances, or like provisions. Property Manager will not bear responsibility for noncompliance, unless such noncompliance is due to the gross negligence or willful misconduct of Property Manager or its employees.

            (l) To assist in Owner's ad valorem tax review program and to cooperate with Owner, when so requested, in efforts to reduce such taxes. Property Manager shall promptly furnish Owner with copies of all assessment notices and receipted tax bills.

            (m) To promptly comply with all laws, ordinances, orders, rules, regulations and requirements of all Federal, State and municipal or other governmental authorities, courts, departments, commissions, boards and offices, any national or local Board of Fire Underwriters or Insurance Services Office having jurisdiction, or any other body exercising functions similar to those of any of the foregoing which may be applicable to the Premises or any part thereof or to the leasing, use, repair, operation and management thereof. In the event such compliance is undertaken in the name and on behalf of Owner, such compliance shall be at Owner's expense, unless such compliance is solely of an administrative nature. Property Manager shall give prompt notice to Owner of any known violation or written notice of alleged violation of such laws, rules, regulations and requirements of which Property Manager has knowledge and Property Manager shall not bear responsibility for failure of the Premises or the operation thereof to comply with such laws, rules, regulations and requirements unless Property Manager has committed gross negligence or a willful act or omission in the performance of its obligations under this Agreement or in the performance of any other duties owed to Owner or third parties by Property Manager.

            (n) Property Manager shall be required to maintain an on-site office with specified business hours, provided that Owner will provide rent-free space.
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            (o) Property Manager shall require all tenants to comply with all of the provisions of their leases and any rules and regulations applicable to the Premises, unless otherwise directed in writing by Owner.

            (p) Property Manager shall promptly pay all taxes, utilities, and other bills relating to the operation of the Premises, unless otherwise limited in writing by Owner.

            2.2 Property Manager agrees to prepare and submit to Owner initial monthly reports relating to the management and operation of the Premises for the preceding calendar month, on or before the tenth (10th) day of each month with all additional reports due on or before the twentieth (20th) day of the month, in form satisfactory to Owner, such form to be subject to change from time to time, as Owner shall reasonably require. The Property Manager shall also report to Owner such other information known to Property Manager of which Owner should be made aware. Property Manager shall remit to Owner the net receipts from the Premises, including any net income received from the garage operation as described in Section 2.10, as directed by Owner within ten (10) days after receipt thereof. Property Manager agrees that Owner shall have the right to require the transfer to Owner at any time of any funds in the Bank Account considered by Owner to be in excess of an amount reasonably required by Property Manager for disbursement purposes in connection with the Premises. Property Manager agrees to prepare and submit reports relating to the leasing of the Premises in form satisfactory to Owner as requested by Owner.

            Property Manager agrees to keep records with respect to the leasing, management, and operation of the Premises, including records of receipts and disbursements, all of which shall be deemed the property of Owner, and to retain those records until the termination of this Agreement at which time Property Manager shall immediately turn over all such records to Owner. Owner shall have the right to inspect such records and audit the reports required by this Section during business hours until such time as all such records have been delivered over to Owner following the termination of this Agreement in accordance with
Section 5.2 hereof.

            2.3 In connection with its management of the Property, Property Manager shall acquire and utilize such computer software as Owner may require. Property Manager shall keep such software current and install all upgrades, enhancements and new versions of the software which may be from time to time released by the vendor and/or required by Owner (collectively, the "Required Software"). Property Manager shall cause all personnel who use the Required Software to attend and complete basic system training programs offered by the vendor and licensor of the Required Software. Property Manager shall also be responsible for obtaining and maintaining any equipment required for proper operation of the Required Software, including but not limited to, the communications equipment required for transmission of data to Owner. Owner may from time to time require additional or substitute
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software to be included among the Required Software and shall provide not less than sixty (60) days' advance notice to Property Manager of such additions or substitutions. Owner shall not be unreasonable with respect to the frequency of changes in the Required Software. Property Manager shall use the Required Software to enter, process, store, and transmit data to Owner, as Owner may from time to time require and shall comply with any data reporting standards as Owner may establish. Owner shall be responsible for all costs of the required software, initial training, and additional equipment that is required solely by Owner and used by Property Manager solely for the Premises.

            2.4 Property Manager shall ensure such control over accounting and financial transactions as is reasonably required to protect Owner's assets from loss or diminution due to negligence (when Property Manager is acting outside of the scope of its employment or in violation of this Agreement), gross negligence or willful misconduct on the part of Property Manager's associates or employees. Losses caused by such gross negligence or willful misconduct shall be borne by Property Manager. Owner shall have the right to review control procedures and within reason may require changes to the existing procedures.

            2.5 Property Manager sham prepare and submit to Owner proposed operating and capital budgets for the promotion, leasing, operation, repair, and maintenance of the Premises. Preliminary versions of the budget ("Initial Budget") will be due as stipulated by Owner based on a schedule to be provided by Owner. Property Manager shall prepare an update of the Initial Budget ("Updated Budget") every three (3) months reflecting any changes that have occurred since the submission of the Initial Budget and incorporating Owner's comments. All budgets will be prepared on an accrual basis showing a month by month projection of income and expense and capital expenditures for the forthcoming calendar year and proposed leasing guidelines, together with a marketing plan for all space that is currently vacant or that is scheduled to become vacant during the next year. The Initial Budget and Updated Budget shall also contain any other reports or data which the Owner in its reasonable discretion deems to be relevant to the management and/or leasing of the Premises. Property Manager will also provide Owner with additional reports, as reasonably requested from time to time by Owner.

            After receiving Owner's approval of the Updated Budget ("Approved Budget"), Property Manager shall implement such budget and shall be authorized to make the expenditures and incur the obligations provided for in the budget except as set forth herein. Property Manager shall obtain Owner's specific approval prior to contracting for any capital expenditures, even if already included in the Approved Budget. Except for amounts of less than five percent
(5) of any line item or except in the event of an emergency, Property Manager shall not spend any non-budgeted amount in excess of that specified on Exhibit A, paragraph 3, without Owner's prior written approval. Property Manager shall operate the Premises according to the previous year's Approved Budget until current budget is fully
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approved. Property Manager shall furnish to Owner prior to January 31 an unaudited statement of income and disbursements reflecting the operation of the Premises for the previous calendar year on an accrual basis. Property Manager is not allowed to reclassify expenses to meet the Approved Budget. Property Manager must charge all items to the appropriate account within the Approved Budget.

            2.6 Subject to the terms hereof, Property Manager agrees to use it best efforts to cause the Premises to be rented and kept rented to desirable tenants, satisfactory to Owner, and in connection therewith:

            (a) Subject to the terms hereof, to negotiate leases and renewals of leases at appropriate times on an exclusive basis, it being understood that all inquiries to Owner with respect to leasing any portion of the Premises shall be referred to Property Manager. Property Manager is responsible for keeping abreast of all time limits and requirements in the leases (by way of example and not of limitation, when options are arising, leases are expiring, etc.), and act in a timely manner to give any required notice thereof in accordance with all tenant leases. All leases and renewals must be prepared by counsel selected by Owner and reviewed by Property Manager in accordance with Owner's leasing guidelines and on Owner's approved form of lease agreement and be submitted to the Owner's designated representative for execution by Owner. Unless agreed to and directed otherwise, Property Manager agrees it will strictly observe the specific leasing guidelines provided by Owner, cooperating with counsel and acting in a timely manner, and agrees to hold Owner harmless from any damages sustained by Owner, including the cost of defending any litigation arising out of Property Manager's failure gross negligence or willful misconduct in failing to observe such guidelines. References of prospective tenants, as well as their varying use requirements, shall be investigated carefully by Property Manager, however, all decisions concerning creditworthiness and suitability of tenant shall be solely that of Owner, and Property Manager shall not be required to warrant or guarantee any tenant's performance.

            (b) With Owner's prior written approval and at Owner's expense, to advertise the Premises or portions thereof for rent by means of periodicals, plans, brochures, and other means appropriate to the Premises. No sign shall be placed on the Premises by the Property Manager without the Owner's prior written approval.

            2.7 Property Manager agrees, for itself and all persons retained or employed by Property Manager in performing its services, during the term of this Agreement and thereafter, to use reasonable efforts to hold in confidence and not to use or disclose to others any confidential or proprietary information of Owner heretofore or hereafter disclosed to, learned by or prepared by Property Manager, including but not limited to any data,
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                                      10


information, plans, programs, processes, costs, operations, or tenants which may come within the knowledge of Property Manager in the performance of, or as a result of, its services, except where Owner specifically authorizes Property Manager to disclose any of the foregoing to others or such disclosure reasonably results from the performance of Property Manager's duties hereunder.

            2.8 Property Manager shall indemnify and save harmless Owner from and against all liability, suits, claims, and demands (including, without limitation, all costs and attorney's fees and expenses incurred in connection therewith) by or on behalf of any person, firm, corporation or other entity due to or arising out of any gross negligence or willful misconduct on the part of the Property Manager, its employees, contractors or subcontractors in connection with Property Manager's performance of its obligations under this Agreement.

            2.9 Property Manager shall use its best efforts to insure that no third party files or suffers to be filed, any materialman's or mechanic's lien against the Premises arising out of material incorporated therein or work performed therein or thereon upon the request or order of Property Manager.

            2.10 If Owner has entered into a separate agreement with a parking management company ("Parking Manager") or property association to operate the parking facility of the Premises, Property Manager will coordinate and cooperate with Parking Manager or property association as directed by Owner, and will incorporate budgets and monthly statements submitted by Parking Manager into Property Manager's budgets and monthly statements. If so directed by Owner, Property Manager shall receive net revenues from Parking Manager for deposit into the Bank Account described in Section 2.1(g).

                                  ARTICLE III
                              OWNER'S AGREEMENTS

            3.1 Owner, at its option, may pay directly all of the following charges relating to the Premises: taxes, special assessments, ground rents, insurance premiums (other than premiums arising out of Section 2.1 (b) for which Property Manager is responsible), and mortgage payments. If Owner does not elect to make any or all of said payments, Property Manager shall do so out of the Bank Account, if so directed in writing by Owner.

            3.2 Owner shall self-insure or, at its option, require Property Manager to coordinate the placement of property insurance upon the Premises including both liability and all risk property insurance and shall look first to such insurance or self-insurance for indemnity against any loss or damage to the Premises or to any tenant insurance, except in the case of Property Manager's negligence (when Property Manager is acting outside of the scope of its
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                                      11


employment or in violation of this Agreement), gross negligence or willful misconduct, or as otherwise provided herein. To the extent that policies shall be procured, Owner shall obtain waivers of subrogation in favor of Property Manager under such policies. Property Manager shall be an insured as real estate manager on Owner's liability policy.

            3.3 With respect to liabilities arising out of the use and operation of the Premises and arising under this Agreement except for liabilities arising out of section 2.1(b), Owner shall indemnify and save harmless Property Manager from and against all claims, losses and liabilities (including, without limitations all costs and attorney's fees and expenses incurred in connection therewith) resulting from damage to property or injury to, or death of, persons, defamation and false arrest (including, but not limited to, the property and persons of the parties hereto and their agents, contractors, subcontractors and employees), occasioned by or arising out of, acts or omissions (other than criminal acts), of (i) Property Manager (except in the case of Property Manager's negligence when Property Manager is acting outside of the scope of its employment or in violation of this Agreement), gross negligence or willful misconduct, or (ii) Owner or Owner's agents, employees, contractors or subcontractors. Nothing contained in this Section 3.3 shall be construed as creating or evidencing an employment relationship between Owner and any or all persons employed or utilized by Property Manager pursuant to Section 2.1(b) for the operation and maintenance of the Premises.

                                  ARTICLE IV
                            PROPERTY MANAGER'S FEES
                        AND COMMISSIONS: REIMBURSEMENTS

            4.1 As management fees for the services performed pursuant to
Article II, Owner agrees to pay Property Manager on the basis specified in Exhibit A, paragraph 6. Said fee shall be payable monthly on the tenth (10th) day of the month and shall be based on receipts from the previous calendar month. Property Manager shall withdraw said fee from the operating account for the Premises and shall account for same as provided for in Section 2.2 hereof. If fees are based on rent or income, it is understood that they shall be applicable to rent or income actually collected, including parking receipts, and that there shall be excluded therefrom: direct charges for taxes, insurance, fuel, electricity, water, labor or any other expense in connection with the operation and maintenance of the Premises which are paid directly by a tenant to any taxing authority, utility or service company; fire loss proceeds, capital improvements, remodeling and tenant change costs (including any overhead factor payable by tenants); amortization for tenant work; security deposits; however, tax, utility, service charges and operating expense escalation charges required to be calculated, billed and collected from individual tenants by Property Manager will be included in collectively income for the purpose of calculating management fee. Management fees shall be paid based on actual
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                                      12


receipts, not estimates. Owner shall be entitled to pay Property Manager directly rather than permitting Property Manager to pay itself out of the Bank Account. To the extent any amounts are refunded to tenants, gross rent shall be reduced accordingly. Any rent paid more than thirty (30) days in advance or sales proceeds shall be excluded from gross rent.

            4.2 As leasing commissions, if any, for new leases secured pursuant to Section 2.6, including renewals, expansions or extensions exercised during the term of this Agreement, Owner agrees to pay Property Manager at the rate specified in Exhibit A, paragraph 7. A commission will be paid on direct leases signed with subtenants for the period following the expiration date of the original tenant's master lease. If a new lease contains a cancellation option exercisable by the tenant and the cancellation fee does not include an amount for the unamortized leasing commission remaining at the cancellation date, a leasing commission will be paid on the initial term, which is prior to such termination date, with the commission for the balance of the lease term payable when and if such Tenant does not terminate the lease on or before such date as set forth herein. Commissions will be based on base rents and pre-determined fixed escalations payable to Owner only and will exclude: percentage rent; variable escalations; operating expense escalations; real estate tax escalations; any portion of said base rent attributable to parking; and free rent. In the event a lease provides that the tenant is to pay directly for some or all of the operating expenses and/or real estate taxes associated with its space, then for purpose of calculating the commissions listed in Exhibit A, the tenant's annual base rent shall be increased by an amount equivalent to the estimated annual expenses that will be paid by tenant during the first year of its lease as determined by Owner. No commission will be due for any portion of a lease term that exceeds ten (10) years. Leasing commissions for new leases and expansions shall be paid fifty percent (50%) within thirty (30) days after lease execution by all parties and fifty percent (50%) within thirty (30) days after lease commencement and actual occupancy. In the event of a renewal or extension, any commission payment due shall be paid within thirty (30) days of the execution of the renewal or extension documentation. When leases are negotiated on behalf of tenant by outside brokers, Property Manager shall cooperate with such brokers, Property Manager shall be responsible for paying all commissions to such outside brokers, and all commissions to such outside broker shall be subject to the written approval of Owner. The cost of all approved commissions will be borne by Owner, unless already paid to Property Manager in accordance with the terms hereof. Property Manager will assist Owner in negotiating the terms of fees to outside brokers, and will submit recommendations to Owner regarding the percentage rate for outside brokerage commissions in conjunction with the budget submissions provided for in Section 2.5.

            4.3 To the extent expressly identified in the Approved Budget, Owner shall be responsible to reimburse Property Manager for the following expenses or costs incurred by or on behalf of Property Manager in connection with the management and leasing of the
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                                      13


Premises. At Owner's option such expenses can come out of be paid from the established Bank Account.

            (a) Cost of gross salary, wages, bonuses, payroll taxes, insurance, worker's compensation, pension benefits and any other benefits of Property Manager, property management clerical support, engineering personnel, and engineering clerical support as allocated to the Premises.

            (b) Necessary general accounting and reporting services, as allocated to the Premises.

            (c) Necessary cost of forms, stationary, ledgers, and other supplies and equipment used in Property Manager's office, as allocated to the Premises for property management purposes.

            (d) Cost of continuing education for personnel allocated to the Premises.

            (e) Cost of parking for personnel allocated to the Premises.

            (f) Necessary cost of telecommunications, couriers, and postage allocated to the Premises.

            All of the enumerated items in section 4.3 must be at commercially reasonable rates.

                                   ARTICLE V
                        DURATION, TERMINATION, DEFAULT

            5.1 This Agreement shall become effective on January 1, 1996 and will continue in full force and effect for an initial term of one (1) year, unless terminated earlier in accordance with the terms of this Agreement. Upon the expiration of the initial one (1) year term and each subsequent renewal period, unless terminated, as is hereinafter addressed, this Agreement will automatically renew for one (1) year renewal periods.

            5.2 This Agreement may be terminated by Owner or Property Manager at any time (a) without cause by giving the other party written notice of the election to terminate no less than thirty (30) days prior to the date for termination or (b) automatically and without notice if the Premises are sold to a bonafide third party purchaser, except as provided herein, or the Premises are acquired through foreclosure of a mortgage or deed in lieu of foreclosure.

            This Agreement may also be terminated for cause by the non-defaulting party, at its option, upon the happening of any of the following events of default:

            (i) If the Property Manager makes a general assignment for the benefit of creditors; files in the courts a petition in bankruptcy, insolvency, for a reorganization, or for the appointment of a receiver or trustee of all or a substantial part of its property; voluntarily takes any advantage of any bankruptcy or insolvency law; an involuntary petition or any answer is filed against the other proposing the adjudication as a bankrupt which is not discharged or denied within sixty (60) days thereafter; or if the Property Manager is insolvent by reason of being unable to pay debts as they mature or otherwise is adjudicated bankrupt.

            (ii) Upon the occurrence of a breach, default, or non-compliance by Property Manager of any of the obligations, agreements or covenants to be performed by Property Manager hereunder contained in this Agreement, and the failure of Property Manager to cure such breach, default or non-compliance within five (5) days following receipt of written notice from the Owner for monetary defaults and fifteen (15) days following receipt of written notice from Owner specifying such breach, default or non-compliance for non-monetary defaults, provided that if the non-monetary breach, default or non-compliance is not curable within said fifteen (15) day period, then upon Property Manager's failure to commence the curing of such non-monetary breach, default or non-compliance within said fifteen (15) day period and thereafter diligently and continuously pursue such cure to completion in no event more than ninety (90) days. Notwithstanding anything herein to the contrary, Owner may cure any breach, default or non-compliance and Property Manager shall immediately reimburse Owner for all costs or expenses in connection therewith.

            (iii) Failure of Owner to reimburse Property Manager any sums stipulated in this Agreement; said termination to become effective upon Property Manager's having served Owner written notice of the failure and Owner's continued failure to remedy or correct such noncompliance within thirty (30) days after receipt of such notice.

            (iv) If the Premises are damaged by fire or any other casualty or are taken through the exercise of the power of eminent domain or sale in lieu thereof and, in Owner's reasonable opinion, such damage or taking materially affects the operation of the Premises for their intended purpose and the Premises cease to be operated for such purpose.

            Upon termination of this Agreement for any reason, Property Manager shall deliver the following to Owner or Owner's duly appointed representative on or before thirty (30) days following the termination date:

            (a) A final accounting, reflecting the balance of income and expenses for the Premises as of the date of termination;

            (b) Any balance or monies due to Owner or tenant security deposits, or both, held by Property Manager with respect to the Premises, and

            (c) All records, contracts, drawings, leases, correspondence, receipts for deposits, unpaid bills, summary of all leases in existence at the time of termination, and all other papers or documents which pertain to the Premises. Such data and information and all such documents shall at all times be the property of Owner.

            5.3 If leasing commissions are or will become payable under Section
4.2 and if this Agreement is terminated by Property Manager or Owner under
Section 5.2, Owner shall recognize Property Manager as the broker in any ongoing contact with a Prospective Tenant (as hereinafter defined) for a lease, renewal, extension or expansion with respect to any part of the Premises pending at the date of termination of this Agreement unless mutually agreed to otherwise by Owner and Property Manager. "Prospective Tenant" shall be defined as a tenant with whom active negotiations are currently underway or who has both visited the Premises with Property Manager (or whose leasing broker has visited the Premises with Property Manager on Prospective Tenant's behalf) or has received a written proposal from Property Manager or submitted a written proposal to Property Manager prior to the date of termination of this Agreement. Property Manager shall provide a list of Prospective Tenants ("Prospect List") to Owner within thirty (30) business days of the effective date of termination of this Agreement. The Prospect List will be subject to the review and approval of Owner, which approval shall not be unreasonably denied. Unless otherwise agreed to in writing by all parties, in the event of the consummation of a lease with a Prospective Tenant appearing on the approved Prospect List within six (6) months of the termination of this Agreement, Owner shall pay to Property Manager a leasing commission with respect thereto pursuant to Section 4.2; provided, however, that Property Manager shall not begin negotiations for any new lease or renewal after giving or receiving a notice of termination, without the prior written consent of Owner. No commissions shall be paid to Property Manager in the event of the consummation of a lease more than six (6) months after the termination of this Agreement. In the event that Property Manager has been terminated and a lease is being negotiated with a Prospective Tenant, Property Manager must continue with such negotiations or agree to split its commission with Owner's new representative.

                                  ARTICLE VI
                         ASSIGNMENT; CHANGE IN CONTROL

            6.1 This Agreement shall be unassignable by either party and can be changed only by a writing signed by the parties hereto, provided, however, that Owner shall have the right to assign this Agreement in the event a bona fide sale by Owner of the Premises and such assignment shall not constitute a breach of this paragraph 6.1, however, in the event of such an assignment, the term of this Agreement shall expire ninety (90) days after the sale, unless Property Manager consents to the assignment in writing, in which event the expiration date of the term of this Agreement shall remain as provided in Article V. No services to be performed by Property Manager under this Agreement shall be delegated by Property Manager to any other person or firm without the prior written consent of Owner, provided that Property Manager may engage independent subcontractors, at no additional cost to Owner (except as provided in Section
2.1 hereof) and at Property Manager's sole risk, without such consent, to provide incidental services usually performed by independent contractors under good property management practices customary in the locale of the Premises. Subject to Owner's direction, Property Manager will cooperate with lawyers or consultants, pursuant to contracts in the name of the Owner, to perform real estate tax appeals, property audits and its other standard services required in connection with the operating of the Premises.

            6.2 Notwithstanding the foregoing, Property Manager may, upon thirty
(30) days prior written notice to Owner, assign this Agreement to an affiliate provided that the affiliate is the successor to all or substantially all of Property Manager's management and leasing business; provided, however, that Owner shall retain its right to cancel this Agreement upon thirty (30) days' written notice, in accordance with the terms of Article V.

                                  ARTICLE VII
                                 MISCELLANEOUS

            7.1 Owner's Representative ("Owner's Representative") whose name and address are set forth on Exhibit A, paragraph 1, shall be the duly authorized representative of Owner for the purposes of this Agreement. Any statement, notice, recommendation, request, demand, consent, or approval under this Agreement shall be in writing and shall be deemed given (a) by Owner when made by Owner's Representative or any officer of Owner and delivered personally to Property Manager, if an individual, or to an officer of Property Manager, if a corporation, or when mailed, overnight couriered, or telefaxed (provided original hard copy of said telefacsimile is then sent via United States Postal Service or an overnight courier service) addressed to Property Manager, at the address set forth in Exhibit A, paragraph 2, and (b) by Property Manager when delivered personally to or when mailed, overnight couriered, or telefaxed (provided original hard copy of said telefacsimile is then sent via United States Postal Service or an overnight courier service) addressed to Owner's

Representative at the address set forth in Exhibit A, paragraph 1. Either party may, by written notice, designate a different address.

            7.2 Property Manager shall, at its own expense, qualify to do business in the local jurisdiction and obtain and maintain such licenses from the appropriate authorities of said jurisdiction as may be required for the performance by Property Manager of its services. Property Manager shall comply with all laws, rules, and regulations of said jurisdiction.

            7.3 Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

            7.4 In the event either of the parties to this Agreement shall institute any action or proceeding against the other party relating to this Agreement, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorney's fees as fixed by the court.

            7.5 No consent or waiver, express or implied, by either party hereto or of any breach or default by the other party in the performance by the other of its obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any one instance by or on behalf of Owner shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

            7.6 This Agreement shall be governed and construed in accordance with the laws of the State of Virginia. The venue of any action or proceeding brought by either party against the other arising out of this Agreement shall, to the extent legally permissible, be the State of Virginia.

            7.7 It is understood that the Property Manager is engaged in the development, management, leasing and sale of real estate similar to the business of Owner, and may, from time to time, agree to develop, manage, lease and sell other real estate which may compete with the business of Owner. Owner hereby consents to the pursuit of such competitive ventures by Property Manager and acknowledges that such ventures shall not be deemed wrongful or improper; provided that neither Property Manager nor its affiliates shall solicit any Tenants in the Premises or attempt to induce such Tenants to relocate out of the

Premises and into a competing property owned, controlled, or managed directly or indirectly by Property Manager or any affiliate thereof during the term of such Tenant's lease in the Premises; provided, however, that Property Manager devotes such time, attention, and personnel to the management, operating, and leasing of the Premises as is necessary to perform all of its obligations under this Agreement.

            7.8 There shall be no third-party beneficiaries to this Agreement, other than affiliates of Owner of Property Manager.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                          Canal Center Properties, Inc.
                                          Owner

Witness:

/s/ [signature illegible                  By: /s/ W. Coster
--------------------------------             -----------------------------------
                                          Name: W. Coster
                                          Title: V.P.

                                          Faison & Associates, Inc.
                                          Property Manager

Witness:


/s/ M. Suzanne Smith                      By: /s/ Chip Wood
--------------------------------             -----------------------------------
Commission expires: 9/30/98               Name: Chip Wood
                                          Title: Managing Director, Asset Mgmt.

                                    EXHIBIT A

                        Addresses/Approvals/Fee Schedule

1.    Owner:      Canal Center Properties, Inc.
                  c/o DIHC Management Corporation
                  Attention: Wout Coster
                  200 Galleria Parkway
                  Suite 2000
                  Atlanta, Georgia 30339

2.    Property    Faison & Associates
      Manager:    Attention: Chip Wood
                  1155 21st Street
                  Suite 200
                  Washington, DC 20036

3. Property Manager will require Owner's consent for any non-budgeted repair in excess of $1,000.00.

4. Property Manager shall direct tenants to pay their rents directly to Owner. Owner will deposit these rents and provide Property Manager with a statement of deposits. The bank account at Sun Trust Bank is in the name of the Owner.

5. Any checks written by Property Manager payable to Property Manager in excess of $2,000.00 need to co-signature of Owner.

6. Property Manager will be paid 3% on the actual rental receipts as defined under 4.1.

7. Property Manager will be paid a leasing commission in accordance to 4.2 as follows:

            Any new leases without cooperating broker - 3%.
            Any new leases with cooperating broker - 5%.
                  (Property Manager to pay cooperating broker 3%)
            Any expansion of an existing office tenant without cooperating broker - 2%.
            Any expansion of an existing retail tenant without cooperating broker - 3%.
            Any expansion of an existing tenant with a cooperating broker - 4%. Any extension of an existing office tenant without cooperating broker - 2%.
            Any extension of an existing retail tenant without cooperating broker - 3%.
            Any extension of an existing tenant with a cooperating broker - 4%.

                                   EXHIBIT B

              General Requirements for Contractors/Subcontractors

1. Possess commercially reasonable insurance, including, without limitation, worker's compensation insurance and errors and omissions insurance.

2.    Possess all necessary licenses, permits, governmental approvals, etc.

3. Possess at least three (3) years experience in the relevant field of expertise.

4.    Provide evidence, if requested, of each of the foregoing.

5.    Provide, if requested, payment and/or performance bond(s).

6. Provide, if requested, an affidavit regarding its financial status, business experience and other relevant information.

7. Provide information necessary for Property Manager to obtain a credit report.